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                                                                     Exhibit 4.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                  SKYWEST, INC.

         WE, THE UNDERSIGNED, being the President and Secretary of SKYWEST, INC., and acting pursuant to a resolution adopted by the board of directors of said corporation at a meeting of said board of directors held on May 14, 1986 setting forth proposed restated articles of incorporation and stating that the same correctly set forth without change the corresponding provisions of the articles of incorporation as previously amended, hereby set forth in full and sign said restated articles of incorporation:

                                ARTICLE I - NAME

         The name of this corporation is SKYWEST, INC.

                              ARTICLE II - DURATION

         The duration of this corporation is perpetual.

                             ARTICLE III - PURPOSES

         The purpose or purposes for which this corporation is organized are:

                 a. To own, operate, manage, and maintain a general aviation business and to engage in the sale, service and maintenance of aircraft, to do charter, airline and any and all types and kinds of flying services for hire and further to sell gasoline and any and all concessions that would be used in the general aviation industry and to give flight instruction both in the air and on the ground for any and all licenses and ratings offered and approved by the Federal Aviation Administration.

                 b. To acquire by purchase, exchange, gift, bequest, subscription, or otherwise, and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or stock or other securities, including without limitation, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein or any property or assets created or issued by any person, firm, association, or corporation, or any government or subdivision, agency or instrumentality thereof; to make payment therefore in any lawful manner or to use its unrestricted and unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any


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         securities, any and all rights, powers and privileges in respect thereof.

                 c. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may at any time appear conducive to or expedient for protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees or otherwise, either alone or in conjunction with any other person, association or corporation.

                 d. The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Utah; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                         ARTICLE IV - AUTHORIZED SHARES

         This corporation is authorized to issue two classes of shares, to be designated respectively Common Shares and Preferred Shares, as follows:

         (a) The total number of Common Shares which this corporation shall have authority to issue is 20,000,000, no par value per share.

         (b) The total number of Preferred Shares which this corporation shall have authority to issue is 5,000,000, no par value per share. The Board of Directors shall have authority, without shareholder approval and by resolution of the Board of Directors, to divide this class of Preferred Shares into series, to designate each such series by a distinguishing letter, number, or title so as to distinguish the shares thereof from the shares of all other series and classes, and to fix and determine the following relative rights and preferences of the shares of each series so established: (i) the rate of dividend, (ii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iii) the amount payable upon the shares in the event of involuntary liquidation, (iv) the amount payable upon the shares in the event of voluntary liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to sharesof another series or class, if the shares of any series are issued with the privilege of conversion.


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                              ARTICLE V - AMENDMENT

         These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                         ARTICLE VI - SHAREHOLDER RIGHTS

         The authorized treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have any preemptive rights.

         At each election of Directors, each shareholder entitled to vote at such election shall not have the right to accumulate his votes by giving one candidate as many votes as the number of such Directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

                          ARTICLE VII - CAPITALIZATION

         This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of shares.

                     ARTICLE VIII - INITIAL OFFICE AND AGENT

         The address of this corporation's initial registered office and the name of its original registered agent at such address is: J. RALPH ATKIN, 37 North Main Street, St. George, Utah, 84770.

                              ARTICLE IX - DIRECTOR

         The number of Directors constituting the initial Board of Directors of this corporation is five (5). The names and addresses of persons who are to serve as Directors until the first annual meeting of the stockholders, or until their successors are elected and qualify, are :

                 J. Ralph Atkin                    914 Bloomington Drive
                                                   St. George, Utah 84770

                 Jerry Fackrell                    355 West 200 North
                                                   St. George, Utah 84770

                 Garn Huntington                   Middleton
                                                   St. George, Utah 84770

                 B. Glen Crawford                  220 West 300 South
                                                   St. George, Utah 84770



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                 D. Scott McGregor                 481 West 400 North
                                                   St. George, Utah 84770

         (a) At the first annual meeting of the shareholders of the Corporation and at each annual meeting thereafter, the shareholders shall elect Directors to hold office until the next succeeding annual meeting of the shareholders. Each Director so elected shall hold office for the term which he is elected, and until his successors shall have been elected and qualified. Directors need not be residents of the State of Utah, nor shareholders of the Corporation.

         (b) The number of Directors of the Corporation, after its annual Board of Directors meeting, shall be fixed by the by-laws of the Corporation, but shall not in any case be less than three (3) in number, nor more than eleven. Such number may be increased or decreased from time to time by amendments to the Articles of Incorporation and the by-laws of the Corporation, but no decrease thereof shall have the effect of shortening the term of any incumbent Director.

         (c) The Board of Directors may sell, lease, exchange, mortgage, pledge, or otherwise dispose of all or substantially all of the property and assets of the Corporation, with or without the goodwill, upon such terms and conditions and for such consideration as they deem necessary or desirable, without stockholder approval.

                            ARTICLE X - INCORPORATORS

         The name and address of each Incorporator is:

                 J. Ralph Atkin                    914 Bloomington Drive
                                                   St. George, Utah 84770

                 Garn Huntington                   Middleton
                                                   St. George, Utah 84770

                 B. Glen Crawford                  220 West 300 South
                                                   St. George, Utah 84770

                                   ARTICLE XI

              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

         No contract or other transaction between this corporation and one or more of its Directors or any other corporation, firm, association or entity in which one or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such Director or Directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of

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such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested Director; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the corporation.

         Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

         DATED this   14   day of May, 1986.

                                                           /s/ Jerry C. Atkin
                                                       -------------------------
                                                       JERRY C. ATKIN, President



                                                           /s/ J. Ralph Atkin
                                                       -------------------------
                                                       J. RALPH ATKIN, Secretary

STATE OF UTAH        )
                     ) SS.
COUNTY OF WASHINGTON )

         On the 14 day of May, 1986, personally appeared before me Jerry C. Atkin and J. Ralph Atkin, who being by me duly sworn did say, each for himself, that he, the said Jerry C. Atkin is the President, and he, the said J. Ralph Atkin is the Secretary of SKYWEST, INC., and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said Jerry C. Atkin and J. Ralph Atkin each duly acknowledge to me that said Corporation executed the same and that the seal affixed is the seal of said Corporation.



My Commission Expires:                       /s/ Janice N. Hardy
                                           -------------------------------
  October 20, 1987                                NOTARY PUBLIC
                                           Residing at:  St. George, Utah


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                              ARTICLES OF AMENDMENT

                                     OF THE

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                  SKYWEST, INC.

         Pursuant to the provisions of the Utah Revised Business Corporation Act, the undersigned corporation does hereby adopt the following amendment of its Restated Articles of Incorporation and does hereby certify as follows:

         1.  The name of the corporation is SkyWest, Inc.

         2. The Restated Articles of Incorporations are hereby amended as follows:

                 a. Article IX of the Restated Articles of Incorporation of the corporation is hereby amended to read in its entirety as follows:

                             "ARTICLE IX - DIRECTORS

                 (a) The number of Directors of the corporation shall be fixed in accordance with the By-Laws of the corporation, but shall not in any case be less than three (3) in number, nor more than eleven (11).

                 (b) The authorized number of Directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years, and until their successors are elected and qualified. At each annual meeting of the shareholders, one class of Directors shall be elected to succeed the class of Directors whose terms expire at such annual meeting.

                 (c) The Board of Directors may sell, lease, exchange, mortgage, pledge, or otherwise dispose of all or substantially all of the property and assets of the corporation, with or without the goodwill, upon such terms and conditions and for such consideration as they deem necessary or desirable, without stockholder approval."


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                 b. A new Article XII is hereby added to the Restated Articles of Incorporation to read in its entirety as follows:

                       "ARTICLE XII - DIRECTOR LIABILITY

                 The personal liability of any director to the corporation or to its shareholders for monetary damages for any action taken or any failure to take any action, as a director, is hereby eliminated to the fullest extent permitted by Utah law. In the event the applicable Utah law is amended to decrease or limit in any manner the protection or rights available to directors hereunder, such amendment shall not be retroactively applied in determining the personal liability of a director pursuant to this Article XII prior to the enactment of such amendment."

         3. The amendments to the Articles of Incorporation were adopted by the stockholders of the corporation on August 3, 1993.

         4. The number of shares outstanding as of the record date for determining stockholders entitled to vote on the amendments was Nine Million Nine Hundred Forty-Five Thousand Six Hundred Eighteen (9,945,618) shares of Common Stock, no par value, and the number of shares entitled to vote thereon was Nine Million Nine Hundred Forty-Five Thousand Six Hundred Eighteen (9,945,618). No other class of shares was issued and outstanding. The number of shares represented at the meeting was Six Million Eight Hundred Twenty-Nine Thousand Two Hundred Forty-Eight (6,829,248).

         5. The number of shares of Common Stock voted for the amendment to
Article IX was Five Million One Hundred One Thousand Two Hundred Sixty-Seven (5,101,267). Seven Hundred Forty-Seven Thousand Eight Hundred Seventeen (747,817) shares of Common Stock voted against such amendment.

         6. The number of shares of Common Stock voted for the amendment to add
Article XII was Five Million Six Hundred Twenty-Nine Thousand One Hundred Fifty-Six (5,629,156). Two Hundred Sixty-Five Thousand Five Hundred Thirty-Eight (265,538) shares of Common Stock voted against such amendment.

         DATED the  11  day of August, 1993.

                                           SKYWEST, INC.


                                           By:      /s/ Jerry C. Atkin
                                                   -----------------------------
                                                   Jerry C. Atkin, President and
                                                   Chief Executive Officer

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                              ARTICLES OF AMENDMENT

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                  SKYWEST, INC.

         PURSUANT TO THE PROVISIONS of the Utah Revised Business Corporation Act, the undersigned corporation (the "Corporation") hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation:

                                       I.

                 The name of the Corporation is SkyWest, Inc.

                                       II.

         The following amendments to the Restated Articles of Incorporation were adopted by the shareholders of the Corporation on August 9, 1994 in the manner prescribed by the Utah Revised Business Corporation Act:

         Article IV of the Restated Articles of Incorporation is hereby amended to read as follows:

                                   ARTICLE IV

                 (a) The total number of Common Shares which this Corporation shall have authority to issue is 40,000,000, no par value per share.

                 (b) The total number of Preferred Shares which this Corporation shall have authority to issue is 5,000,000, no par value per share. The Board of Directors shall have authority, without shareholder approval and by resolution of the Board of Directors, to divide this class of Preferred Shares into series, to designate each such series by a distinguishing letter, number or title so as to distinguish the shares thereof from the shares of all other series and classes, and to fix and determine the following relative rights and preferences of the shares of each series so established: (i) the rate of dividend, (ii) the price at which, and the terms and conditions on which, the shares may be redeemed, (iii) the amount payable upon the shares in the event of involuntary liquidation, (iv) the amount payable upon the shares in the event of voluntary liquidation, (v) any sinking fund provision for the redemption or purchase of the shares, and (vi) the terms and conditions on which the shares may be converted to shares of another series or class, if the shares of any series are issued with the privilege of conversion.


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         Article IX of the Restated Articles of Incorporation is hereby amended to read as follows:

                                   ARTICLE IX

                 (a) The number of Directors of the Corporation shall be fixed in accordance with the By-Laws of the Corporation, but shall not in any case be less than three (3) in number, nor more than eleven (11).

                 (b) The Board of Directors may sell, lease, exchange, mortgage, pledge, or otherwise dispose of all or substantially all of the property and assets of the Corporation, with or without the goodwill, upon such terms and conditions and for such consideration as they deem necessary or desirable, without stockholder approval.

                                      III.

         The number of shares outstanding as of the date the foregoing amendments were approved by the shareholders was 11,460,556 shares of Common Stock, no par value (the "Common Stock"). The number of shares of the Common Stock entitled to vote on such amendment was 11,460,556 shares. The number of shares of Common Stock represented at the Annual Meeting of Shareholders at which the foregoing amendments were approved was 9,491,852 shares. No other class of shares was issued and outstanding.

                                       IV.

         The number of shares of the Common Stock voted for the Amendment to
Article IV was 7,606,036 and the number of shares which were voted against such amendment were 1,870,216. The number of shares of Common
Stock voted for the Amendment to Article IX were 8,290,946 and the number of shares which were voted against such amendment were 148,214.

         DATED as of the 9th day of August, 1994.


                                  SKYWEST, INC.


                                  By: /s/ Jerry C. Atkin
                                      --------------------------------
                                      Its:  President


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STATE OF UTAH             )
                          : ss.
COUNTY OF WASHINGTON      )

         On this 9th day of August, 1994, personally appeared before me, Jerry
C. Atkin who being duly sworn by me, severally declared that he is the President of SkyWest, Inc., a Utah corporation, and acknolwedged to me that he is the person who signed the foregoing instrument for and on behalf of said corporation and that the statements contained therein are true.


                                                 /s/ Lorraine Caldwell
                                                 ------------------------------
                                                 NOTARY PUBLIC
                                                 Residing at: Washington County

My Commission Expires:

  August 1, 1996


[seal]

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